                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
24/7 Media, Inc.:

    We consent to the incorporation by reference in the registration statement on Form S-3 of 24/7 Media, Inc. of our report dated March 14, 2000, relating to the combined balance sheets of the media divisions of IMAKE Software & Services, Inc. and IMAKE Consulting, Inc. as of December 31, 1999 and 1998, and the related combined statements of operations, division equity (deficit) and cash flows for the years then ended, and to the reference to our firm under the heading "Experts" in the registration statement.

                                          /s/KPMG LLP
                                            KPMG LLP

McLean, Virginia
April 13, 2000